SUBSIDIARIES OF THE REGISTRANT


Name                                            Jurisdiction of Incorporation
----                                            -----------------------------


Investors Trust Company                                       Pennsylvania

National Penn Bank                                      United States of America

         Penn Securities, Inc.                                Pennsylvania

         Link Financial Services, Inc.                        Pennsylvania

         Penn 1st Financial Services, Inc.                    Pennsylvania

                  RBO Funding, Inc.                           Virginia

         1874 Financial Corp.                                 Pennsylvania

         NPB Delaware, Inc.                                   Delaware

         Blue Rock Realty Corp. II                            Pennsylvania

         Blue Rock Realty Corp. III                           Pennsylvania

         Blue Rock Realty Corp. IV                            Pennsylvania

National Penn Investment Company                              Delaware

National Penn Life Insurance Company                          Arizona

NPB New Jersey, Inc.                                          New Jersey